UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
FORM 8-K
_________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2006

NOVAMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26625	36-4116193
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 664-4100.

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of NovaMed, Inc. (“NovaMed”) adopted, subject to stockholder approval, the revised NovaMed, Inc. Executive Incentive Compensation Plan (the “Plan”). On June 20, 2006, at NovaMed’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”), NovaMed’s stockholders approved the Plan. The following summary of the Plan is qualified in its entirety by the terms of the Plan, a copy of which is incorporated by reference herein as Exhibit 10.1.

The purpose of the Plan is to motivate participants to achieve certain corporate and business unit performance objectives and to reward them only if those objectives are met. The Plan provides for the grant of performance-based cash awards only. The material terms of the Plan are substantially the same as NovaMed’s prior Executive Incentive Compensation Plan, which it replaced.

Awards under the Plan will be payable only upon the satisfaction of objective performance criteria established by the Committee. The Committee will establish the objective performance criteria based upon financial and operational measurements discussed in detail in the Plan. Awards will be based on a percentage of the recipient’s base salary (with the amount not to exceed $1,500,000) and generally will be paid in the first two and one-half months after the end of the applicable performance period.

The Plan may be amended or terminated at any time by NovaMed’s Board of Directors or the Committee, subject to any required stockholder approval. The Plan shall remain in effect until all awards have been paid or forfeited, but no awards made under the Plan for any performance period that would end after December 31, 2010, unless the plan is extended by the Board of Directors, subject to any required stockholder approval. Notwithstanding the adoption of the Plan, the Committee retains the right to award cash bonuses outside of the Plan under appropriate circumstances, including bonuses that may not be deductible under Section 162(m) of the Internal Revenue Code in whole or in part.

As disclosed in NovaMed’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed in connection with the Annual Meeting, when the Committee adopted the Plan it also established the performance objectives for 2006 that would determine each participant’s award under the Plan, subject to the Plan’s approval by stockholders. The fiscal 2006 target payouts for NovaMed’s executive officers, consistent with the parameters established by the Plan and based on target awards (expressed as a percentage of the participant’s annual base salary), are as follows (and as previously disclosed in the Proxy Statement):

2006 Target Opportunity
Name and Position	(as % of base salary)

Thomas S. Hall, President and Chief Executive Officer	50%
Scott T. Macomber, Executive Vice President and Chief Financial Officer	35%
E. Michele Vickery, Executive Vice President Operations	35%

The Plan’s performance objectives for fiscal 2006 are based on NovaMed’s consolidated earnings per share, with respect to Messrs. Hall and Macomber, and on a combination of NovaMed’s consolidated earnings per share (target award is 10% of base salary) and income from operations for certain of NovaMed’s business units (target award is 25% of base salary), with respect to Ms. Vickery.

On June 20, 2006, the Committee approved the grant of restricted shares of the NovaMed’s common stock ("Restricted Stock") and options to purchase common stock of NovaMed (“Options”) under NovaMed’s 2005 Stock Incentive Plan (“Stock Incentive Plan”) to certain of NovaMed’s officers and employees, including: Scott T. Macomber, Executive Vice President and Chief Financial Officer, who was granted 8,333 shares of Restricted Stock and 25,000 Options; and E. Michele Vickery, Executive Vice President Operations, who was granted 4,167 shares of Restricted Stock and 12,500 Options.

Unless a participant’s employment with NovaMed terminates (at which time all unvested Restricted Stock will be forfeited), one-eighth of the Restricted Stock vests on the six-month anniversary of the grant date and three-forty-eighths of the Restricted Stock vests on every three-month anniversary thereafter, until fully vested. However, all of the Restricted Stock will vest immediately upon a change in control of NovaMed if the participant is employed by NovaMed or its subsidiaries at the time of such change in control. Other terms of the Restricted Stock awards are contained in the form of restricted stock award agreement which is attached hereto as Exhibit 10.2 and incorporated by reference herein. The Options have a term of ten years, with one-eighth vesting on the six month anniversary of the grant date and one-forty-eighth vesting at the end of each month thereafter, until fully vested. Other terms and conditions of the Options are identical to those contained in the form of stock option award agreement previously filed by NovaMed with the Securities and Exchange Commission.

On June 20, 2006, the Committee also approved the grant of 15,000 Options under the Stock Incentive Plan to each of NovaMed’s non-employee directors. These Options are subject to the same term, vesting schedule and other terms and conditions described above.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.
Exhibit No.	Description

10.1	NovaMed, Inc. Executive Incentive Compensation Plan (incorporated herein by reference to Appendix A to NovaMed, Inc.’s definitive proxy statement on Schedule 14A filed on April 28, 2006)

10.2	NovaMed, Inc. 2005 Stock Incentive Plan - Form of Restricted Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMED, INC.

Dated: June 26, 2006	By: /s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	NovaMed, Inc. Executive Incentive Compensation Plan (incorporated herein by reference to Appendix A to NovaMed, Inc.’s definitive proxy statement on Schedule 14A filed on April 28, 2006)

10.2	NovaMed, Inc. 2005 Stock Incentive Plan - Form of Restricted Stock Award Agreement